Exhibit 99.1

Quanterix Announces Closing of Public Offering

Including Exercise in Full of Underwriters’ Option

to Purchase Additional Shares

BILLERICA, Mass. (BUSINESS WIRE) — August 11, 2020— Quanterix Corporation (Nasdaq: QTRX), a company digitizing biomarker analysis to advance the science of precision health, today announced the closing of its previously announced underwritten public offering of 3,048,774 shares of its common stock at a public offering price of $32.00 per share, including 397,666 shares sold pursuant to the full exercise of the underwriters’ option to purchase additional shares. Gross proceeds from the sale of the shares, before deducting underwriting discounts and commissions and offering expenses, were approximately $97.6 million.

SVB Leerink and Cowen acted as joint bookrunning managers for the offering. Canaccord Genuity acted as co-manager for the offering.

The public offering was made pursuant to a shelf registration statement on Form S-3 that was previously filed with and declared effective by the Securities and Exchange Commission (“SEC”), as well as a related registration statement on Form S-3MEF filed with the SEC pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The final prospectus supplement and accompanying base prospectus relating to and describing the terms of the offering has been filed with the SEC and is available on the SEC’s website located at http://www.sec.gov, and copies of which can be obtained from SVB Leerink LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA, 02110, by telephone at (800) 808-7525, ext. 6218 or by e-mail at syndicate@svbleerink.com, or Cowen and Company, LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, Attention: Prospectus Department, by telephone at (833) 297-2926 or by email at PostSaleManualRequests@broadridge.com.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy, nor will there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Quanterix

Quanterix is a company that’s digitizing biomarker analysis with the goal of advancing the science of precision health. The company’s digital health solution, Simoa, has the potential to change the way in which healthcare is provided today by giving researchers the ability to closely examine the continuum from health to disease. Quanterix’ technology is designed to enable much earlier disease detection, better prognoses and enhanced treatment methods to improve the quality of life and longevity of the population for generations to come. The technology is currently being used for research applications in several therapeutic areas, including oncology, neurology, cardiology, inflammation and infectious disease. The company was established in 2007 and is located in Billerica, Massachusetts.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "may," "will," "expect," "plan," "anticipate," "estimate," "intend" and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Forward-looking statements in this press release are based on Quanterix’ expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Factors that may cause Quanterix’ actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in Quanterix’ filings with the U.S. Securities and Exchange Commission, including the "Risk Factors" sections contained therein. Except as required by law, Quanterix assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

Quanterix IR Contact:

Amol Chaubal, CFO, 617-301-9495

achaubal@quanterix.com

Quanterix PR Contact:

PAN Communications

Staci Didner, 617-502-4300

quanterix@pancomm.com